TECHNOLOGY SUB-LICENSE AGREEMENT



THIS AGREEMENT is made this 18th day of March, 1999

BETWEEN:

Geneva Resources, Inc., a Nevada corporation having an office at 219 Broadway, Suite 505 Laguna Beach, CA 92651
(hereinafter "GENEVA");

and

Intergold Corporation, a Nevada corporation having an office at 5000 Birch Street, Suite 4000 West Tower, Newport Beach, CA 92660
(hereinafter "Sub-Licensee" or "IGCO");

1. DEFINITIONS

"AURIC"

     a limited liability company duly organized in accordance with the laws of Utah, USA with its principal place of business being located at 3260 West Directors Row, Salt Lake City, Utah 84104;

"GENEVA"

     a corporation duly incorporated in accordance with the laws of Nevada, USA, with its principal place of business being located at 219 Broadway, Suite 505 Laguna Beach, CA 92651;

"Sub-Licensee" or "IGCO"

     Intergold Corporation and subsidiary International Gold Corporation, corporations duly incorporated in accordance with the laws of Nevada, USA, with its principal place of business being located at 5000 Birch Street, Suite 4000 West Tower, Newport Beach, CA 92660

"Technology"

     that technology licensed by GENEVA and developed by AURIC which is used in the design, and operation of Precious Metals Recovery Process and Assay Process with all developments, modifications and improvements to it from time to time;

"Know-how"

     all AURIC's proprietary information, both technical and otherwise, including all its know-how and specifications, drawings, plans and designs, and documentation which in any way relates to the design, manufacture and operation of the Precious Metals Recovery Process and Assay Process and which it may possess at the Effective Date, or later acquire licensed by GENEVA;

"Precious Metals Recovery Process"

     the precious metals recovery process invented and developed by AURIC and licensed by GENEVA, and which may be applied, using the Technology and the Know-how in the commercial recovery of precious metals in the Territory;

"Assay Process"

     the fire assay process invented and developed by AURIC and licensed by GENEVA, and which may be applied, using the Technology and the Know-how in the determination of precious metals content in the mineralized rock in the Territory;

"Services"

     Those services provided by AURIC to IGCO as a Sub-Licensee of GENEVA that are additional to the Technology and Know-how relating to the Precious Metals Recovery Process and Assay Process in this agreement, such as repetitive assay work, site or Sub-Licensee specific recovery modifications, or further contracted work beyond the scope of this agreement.

"Territory"

     the geographical acres of unpatented lode mining claims possessed or obtained through joint venture or assignment by IGCO in Lincoln, Camus, and Gooding counties in the State of Idaho in the United States of America;

"Effective Date"

     the date on which the parties finally sign this Agreement and all named attachments;

"Agreement this Agreement"

     the agreement recorded in this document.


2.   RECORDIAL:

2.1 AURIC shall develop and refine the Precious Metals Recovery Process and Assay Process by applying the Technology and the Know-how to the design of assay and metallurgical recovery systems relating to mineralized areas located in Lincoln, Camus, and Gooding counties in the State of Idaho.

2.2 GENEVA has acquired the sole and exclusive license to use items referred to in subsection 2.1 of this Agreement in all locations in Camas, Gooding, Blame, and Lincoln Counties in the State of Idaho, and the right to sub-license the Precious Metals Recovery Process and Assay Process and relating Technology in Camas, Gooding, Blame, and Lincoln Counties in the State of Idaho.

2.3  IGCO wishes to:

     2.3.1 acquire a sub-license to utilize the Precious Metals Recovery Process and Assay Process and relating Technology and Know-how from GENEVA;

     2.3.2 acquire a non-exclusive sub-license to use it in the Territory;

2.4 GENEVA is prepared to grant IGCO a non-exclusive sub-license to use the Precious Metals Recovery Process and Assay Process and relating Technology in the Territory.

2.5 IGCO agrees to maintain strict technology usage guidelines and protocols outlined by the Sub-License Agreement and issued by AURIC or GENEVA from time to time pursuant to this Agreement to ensure proper application and following of standards set for the Precious Metals Recovery Process and Assay Process and technology developed according to directives and documentation provided.

2.6 IGCO does not obtain the right to sub-license the Precious Metals Recovery Process and Assay Process and relating Technology and Know-how in the Territory or any other location.

2.7 The parties now wish to record their agreement in the above regards, as is set out below.

3.   GRANT OF SUB-LICENCE

3.1  In  consideration  for the payment of 4,000,000  common  voting  restricted shares in the capital of Intergold Corporation to be issued in denominations of 1,500,000 shares to GENEVA and 2,500,000 shares to AURIC or its designate, plus Promissory Notes payable to AURIC and GENEVA in the amount of $250,000 each, copies of which are attached, and

     All shares of Intergold Corporation pursuant to this agreement are to be issued at the Effective Date of this Agreement. The Promissory Note will be due and payable at the date that the Technology and Know-how are to be transferred from GENEVA to IGCO, after the date that the development and refinement of the Precious Metals Recovery Process and Assay Process according to BLACKHAWK ORE EXTRACTION PROCEDURES DEVELOPMENT (Level 2), and

     Further, other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, and the mutual covenants and conditions set out in this Agreement, GENEVA hereby grants IGCO the:

3.2 non-exclusive sub-license to use the Precious Metals Recovery Process and Assay Process in the Territory.


4.   TERM /TERMINATION

4.1 This Agreement shall commence on the Effective Date and subject to earlier termination in accordance with any of its provisions, shall continue for an initial fixed period of forty (40) years. Thereafter, it shall remain in effect as long as IGCO continues to operate under the sub-licenses granted to it in section 3 by actively engaging in the use of the Precious Metals Recovery Process and, a Assay Process in the Territory.

4.2 Should either party believe the other has engaged in a material breach of this Agreement, it may notify the other party accordingly in writing, setting out this nature and extent of the breach. The party asserted to be in breach shall then have a period of ninety (90) days after receiving a notification of breach to cur the breach. Should the party asserted to be in breach fail to cure the breach within the ninety (90) day period, the other party shall, subject to the provisions of sub-section 4.3, have the right to terminated this Agreement forthwith.

4.3 Should the party asserted to be in breach in terms of sub-section 4.2 be IGCO and should IGCO fail to cure any asserted breach timeously, GENEVA shall not be entitled to cancel this agreement without first giving any third party to whom IGCO may be involved with due to joint venture or assignment pursuant to this Agreement an opportunity to cure the breach concerned within a further period of thirty (30) days. Should any such third party elect to cure the breach. IGCO shall then be deemed to have agreed to assign its rights under this Agreement to such third party should such third party wish to accept such assignment, and GENEVA shall be deemed to have consented to such assignment and to have accepted such third party as a party to this Agreement in place of IGCO.

4.4 The termination of this Agreement shall not affect any in process activity or orders which may have been placed with IGCO to process materials using the Precious Metals Recovery Process and, or, Assay Process, and which may be outstanding as at such termination date. IGCO shall be entitled to complete these orders using the Precious Metals Recovery Process and Assay Process.

4.5 Upon termination of the Agreement, or upon a deemed assignment of IGCO's rights under this Agreement to a third party, IGCO shall, save to the extent necessary to give effect to the provisions of sub-section 4.4, return to GENEVA all documents, drawings, materials, specifications and the like in any way concerned with the Technology, the Precious Metals Recovery Process and Assay Process and the Know-how which may then be in its possession or under its control.

4.6 Upon termination of this Agreement, or upon a deemed assignment of IGCO's rights under this Agreement to a third party, all rights and sub-licenses granted to IGCO shall cease, save to the extent necessary to give effect to the provisions of sub-section 4.4, but all IGCO's obligations to GENEVA or AURIC, including payment and confidentiality obligations, shall remain in force.

5.   PROVISION OF KNOW HOW, AND TECHNICAL ASSISTANCE

5.1 Within sixty (60) days of the Effective Date, AURIC shall make the Know-how existing as at the Effective Date available to GENEVA on a confidential basis and for use solely in connection with the rights and sub-licenses granted by previous agreement. Should AURIC acquire any additional Know-how after the Effective Date, it shall make it available to GENEVA as soon as possible after receiving it. If the additional Know-how is applicable to the sub-license granted to IGCO, GENEVA shall make it available to IGCO as soon as possible thereafter.

     GENEVA or its designate shall also furnish IGCO, upon reasonable request, with its recommendations and advice to the operation of the Precious Metals Recovery Process and Assay Process and its application in the Precious Metals Recovery Process and Assay Process.

5.2 In fulfillment of its obligations set out in sub-section 5.1, GENEVA or its designate shall instruct a reasonable number of employees of IGCO or their designate according to sub-section 5.3 in the application and use of the Precious Metals Recovery Process and Assay Process. IGCO shall pay for the costs of such instruction, if any. Such instruction shall be given as many times as IGCO may reasonably require, at such times and for periods and at such locations as may be mutually agreed upon.

5.3 Custodian of Technology. Prior to the completion of all tasks in all phases in the development of the Precious Metals Recovery Process and Assay Process of this Agreement, all information developed by AURIC during each task in each phase including any and all detail relating to the Precious Metals Recovery Process and Assay Process shall be transferred in trust to Dames and Moore as subcontractor to AURIC for the purposes of retaining a detailed backup record of developed technologies by AURIC. The transfer of information from AURIC to Dames and Moore shall be complete in detail and all aspects of each task in each phase, and AURIC shall ensure that Dames and Moore fully understand all elements and aspects of any proprietary information, techniques, the Technology and the Know-how, and any other aspects required for complete understanding.

5.4 Any information made available by GENEVA to IGCO or the designate of IGCO in terms of this section 5 shall be maintained in confidence by IGCO in accordance with the provisions of the non-disclosure agreement to be executed by the parties in the form of the draft attached as "Exhibit A" simultaneously with their signature of this agreement and as a condition precedent to this Agreement.

     In  exercising  its right to  sub-license  the use of the  Precious  Metals
     Recovery Process and Assay Process in the Territory, GENEVA shall be entitled to make all information furnished it in terms of this section 5 available to any sub- licenses but provided that in doing so, it shall procure a written undertaking of confidentiality from such sub-licensee in the form of the draft attached as "A".


6.   IMPROVEMENTS

6.1  GENEVA  or  its   designate   undertakes  to  keep  IGCO  informed  of  all
     developments, modifications and/or improvements which it may develop or become possessed of during the currency of this Agreement, and which relate to the Technology, the Know-how and, or, the Precious Metals Recovery Process and Assay Process. Any such developments, modifications and/or improvements shall fall under the sub-licenses and rights granted in terms of this Agreement.

6.2 IGCO undertakes to notify GENEVA of any developments, modifications and/or improvements which it may make or discover during the currency of this Agreement with regard to the Technology, the Know-how and/or the Precious Metals Recovery Process and Assay Process. Any such development, modification and/or improvement shall be and remain IGCO's exclusive property and as a result, IGCO shall have the right to use any such development, modifications and/or improvement free of any royalty as its owner.

6.3 Should a joint invention be made by the employees of both IGCO and GENEVA or its designate, the invention and the rights to it and any patents on it shall be owned by GENEVA or its designate, but IGCO shall have an irrevocable, royalty-free and non-exclusive license to use the invention, including the right to sub-license in the Territory.


7.   INFRINGEMENT OF TECHNOLOGY

7.1 Each party undertakes to notify the other in writing as soon as possible after becoming aware of the occurrence thereof, of:

     7.1.1 any infringement or threatened infringement of, or challenge to the validity of any of the intellectual property rights sub-licensed or granted in terms of this Agreement;

     7.1.2 any alleged infringement, by reason of the use of the Technology, the Know-how and, or, the Precious Metals Recovery Process and Assay Process, or common law right or alleged common law right of any other person.

7.2 Upon any such notice being given, GENEVA shall, at its own cost, take all such proceedings as are in law available to it to procure the termination of such infringement or challenge. Should GENEVA fail to do so within a period reasonable in the circumstances, or should AURIC and GENEVA mutually agree otherwise, IGCO shall be entitled to take appropriate steps, as its cost, to procure the termination of such infringement or challenge, and GENEVA agrees to assist IGCO in doing so to the best of its ability, including to make available to IGCO all relevant records, papers, information specimens and the like.


8.   WARRANTIES

8.1  GENEVA warrants to IGCO that as at the Effective Date:

     8.1.1 it is the owner of the rights to the Technology, the Know-how and the Precious Metals Recovery Process and Assay Process, that it has executed proper License agreements with AURIC and confidentiality agreements with its employees, agents and contractors and these rights and agreements are in good standing.

     8.1.2 the Technology and the Know-how are proprietary to it via license agreement, and it therefore has the right to grant the sub-licenses and rights set out in this Agreement to IGCO;

     8.1.3 it has not granted, nor will it during the currency of this Agreement grant to any other person, directly or indirectly, any right or option to use the Technology, the Know-how and/or the Precious Metals Recovery Process and Assay Process in the IGCO Territory.

     8.1.4 GENEVA hereby warrants to IGCO that there are currently no liens or encumbrances of any nature outstanding against, filed or perfected in respect of, or secured through the Technology or the Know-how, and GENEVA covenants to keep the Technology and the Know-how free from any such liens or encumbrances during the currency of this Agreement.


9.   REFERRAL OF ENQUIRIES

     GENEVA undertakes promptly to refer to IGCO any queries directed to it regarding the use of the Precious Metals Recovery Process and Assay Process in the Territory in the Metals Recovery Process.


10. PURCHASE OF SERVICES ADDITIONAL TO THE PRECIOUS METALS RECOVERY PROCESS AND ASSAY PROCESS

     In order for IGCO to properly to exploit the sub-license and rights granted to it in terms of this Agreement, it requires Services in addition to the Precious Metals Recovery Process and Assay Process. IGCO hereby agrees to purchase its requirements pursuant to ongoing Services with regard to the Precious Metals Recovery Process and Assay Process from AURIC or per the designate of AURIC, which hereby agrees to supply them to IGCO, in accordance with and subject to the following provisions:

10.1 The prices and terms quoted by AURIC to IGCO or any sub-Licensee heretofore for Services in addition to the Technology, Know-how, and the Precious Metals Recovery Process and Assay Process shall be negotiated specifically between AURIC and IGCO, or between AURIC and any sub-Licensee.

10.2 IGCO shall place all its orders for Services in addition to Precious Metals Recovery Process and Assay Process with AURIC in writing. Upon receiving any written order for Services in addition to Precious Metals Recovery Process and Assay Process, AURIC shall notify IGCO of the estimated time and cost that it will take to deliver the Services forming the subject matter of the order. In order to assist AURIC in fulfilling IGCO's orders for Services, IGCO shall, with effect from the Effective Date, give AURIC six-monthly forward estimates of its estimated Services requirements. IGCO shall not be liable to AURIC in damages or otherwise should any estimate be inaccurate;

10.3 AURIC undertakes to make every reasonable possible attempt to supply IGCO, with effect from the Effective Date, with such quantities of Services as IGCO may from time to time require and to have Services ordered by IGCO delivered to IGCO as expeditiously as possible; and

10.4 Save as may specifically be approved in writing by AURIC, IGCO shall not mortgage, pledge, charge, hypothecate or otherwise encumber the Precious Metals Recovery Process and Assay Process.

10.5 Sub-Licensees granted by GENEVA shall obtain competitive quotation for Services from AURIC or the designate of AURIC, and AURIC will be awarded contract for Services subject to AURIC providing competitive industry pricing for such Services, and subject to AURIC being able to provide the same quality, value, and timeliness of service. Sub-Licensees granted by GENEVA obtaining Services from competing providers or other companies will not be unreasonably withheld by AURIC.


11.  DOMICILIUM

     The parties hereby choose DOMICILIUM citandi et executandi for all purposes under this agreement at the addresses set out below, and either party may at any time change its DOMICILIUM to any other address (not being a post office box or poste restante) on not less than ten (10) days written notice to such effect to the other party;

11.1 GENEVA


     219 Broadway, Suite 505,
     Laguna Beach, CA 92651

11.2 IGCO

     5000 Birch Street, Suite 4000 West Tower,
     Newport Beach, GA 92660


12.  NOTICES

     Any notice by or to either party or to AURIC in terms of this agreement shall be given in writing and shall be delivered by hand to a responsible person present at or sent by prepaid registered post or facsimile transmission to the DOMICILIUM chosen by the addressee in terms of this agreement and whereupon it shall be deemed to have been received when so delivered or four (4) days after being so sent.


13.  NO VARIATION

     No variation of, or addition or agreed cancellation to this Agreement shall be of any force or effect unless it is reduced to writing and signed by or on behalf of the parties.


14.  GENERAL

14.1 This Agreement, including any attachments, constitutes the entire agreement between the parties with respect to its subject matter. No agreements, guarantees or representations, whether verbal or in writing, have been concluded, issued or made, upon which either party is relying in concluding this Agreement, save to the extent set out in this Agreement.

14.2 The headings appearing in this Agreement have been used for reference purposes only and shall not affect its interpretation.

14.3 No indulgence, leniency or extension of time which a party (the "Grantor") may grant or show to the other, will in any way prejudice the Grantor or preclude the Grantor from exercising any of its rights in the future.

14.4 Each party shall pay all taxes (including sales and value-added taxes) imposed on it by the Government of any jurisdiction in which such party is doing business in respect of the sub-licenses or rights granted under this Agreement.

14.5 If any provision of this Agreement is held to be illegal or unenforceable for any reason, such provision shall be deemed severable from the remaining provisions of this Agreement and shall in no way effect or impair the validity or enforceability of the remaining provisions of this Agreement. If any provision of this Agreement conflicts with any other provision of any other agreement between the parties, including any confidentiality agreement, the provisions of this Agreement shall prevail.

14.6 Nothing contained in this Agreement shall modify or effect the provisions of the principal License Agreement between GENEVA and AURIC. Should there be any conflict of any term or provision between such Agreements, the AURIC/GENEVA Agreement shall be given primary definition and control. AURIC shall remain a third party beneficiary of this Agreement.

14.7 The restricted common shares in the capital of Intergold Corporation referred to in section 3.1 of this Agreement will be included in any share registration process undertaken by IGCO if and when any such registration shall occur, subject only to any regulatory authority.

14.8 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.9 This Agreement shall be binding upon or inure to the benefit of the heirs, assigns, or successors in interest of each party hereto.

14.10 Each person signing this Agreement represents that he has been fully and duly authorized to enter into this Agreement by the governing Board of each business entity.

14.11 This Agreement shall be given reasonable interpretation and applied so far as possible.


15.  GOVERNING LAW

     This Agreement and all matters arising hereunder shall be governed by, and construed in accordance with the Laws of the State of Nevada.


16.  ASSIGNMENT

     IGCO may transfer or assign this Agreement with the written consent of GENEVA and AURIC, which consent may not be arbitrarily withheld.

SIGNED by GENEVA at Bellingham, WA on the 18th day of March, 1999 in the presence of the undersigned witnesses:

AS WITNESSES:

1. /s/ Pamela Fisher

2. /s/ Stephanie Ebert

                                               /s/ Marcus Johnson
                                               ------------------
                                               per:/s/ Marcus Johnson, President



SIGNED by IGCO at Bellingham, WA on the 18th day of March, 1999 in the presence of the undersigned witnesses:

AS WITNESSES:

1. /s/ Pamela Fisher

2. /s/ Stephanie Ebert


                                              /s/ Gary Powers
                                              ---------------
                                              Gary Powers, President

                                 Promissory Note


     WHEREAS, INTERNATIONAL GOLD CORPORATION has executed a Technology Sub-License Agreement dated March 18, 1999 (hereinafter "the Agreement") with Geneva Resources Inc. (hereinafter "GENEVA") whose address is 219 Broadway, Suite 505, Laguna Beach, CA 92651, and as per requirements of the Agreement,

INTERNATIONAL GOLD CORPORATION hereby promises to pay in full to GENEVA the amount of $250,000.00 (TWO HUNDRED AND FIFTY THOUSAND) U.S. Funds due and payable upon provisions of the Agreement, such amount shall be payable at the date that the Technology and Know-how are to be transferred from GENEVA to INTERNATIONAL GOLD CORPORATION and INTERGOLD CORPORATION, after the date that the development and refinement of the Precious Metals Recovery Process and Assay Process according to BLACKHAWK ORE EXTRACTION PROCEDURES DEVELOPMENT (Level 2).


INTERNATIONAL GOLD CORPORATION hereby provides guarantee of the repayment of these funds together with interest accrued at the rate of 3% (three percent) per annum calculated on the average outstanding monthly balance, not in advance.

Dated at Bellingham, WA this 18th day of March, 1999.



/s/ Gary Powers
-------------------------
INTERNATIONAL GOLD CORPORATION
Gary Powers, Director



                                   Subscribed and Sworn to before Me
                                   this 18th day of March, 1999
                                   In the County of Whatcom, State of Washington
                                                                          [SEAL]
                                   /s/ Pamela Fisher
                                   -----------------
                                   Notary Public (affix Seal)

                                   Expires: 01/28/01

                                 Promissory Note


     WHEREAS, INTERNATIONAL GOLD CORPORATION has executed a Technology Sub-License Agreement dated March 18, 1999 (hereinafter "the Agreement") with Geneva Resources Inc. (hereinafter "GENEVA") whose address is 219 Broadway, Suite 505, Laguna Beach, CA 92651, and as per requirements of the Agreement,

INTERNATIONAL GOLD CORPORATION hereby promises to pay in full to AURIC METALLURGICAL LABORATORIES, LLC whose address is 3260 West Directors Row, Salt Lake City, Utah 84104, the amount of $250,000.00 (TWO HUNDRED AND FIFTY THOUSAND) U.S. Funds due and payable upon provisions of the Agreement, such amount shall be payable at the date that the Technology and Know-how are to be transferred from GENEVA to INTERNATIONAL GOLD CORPORATION and INTERGOLD CORPORATION, after the date that the development and refinement of the Precious Metals Recovery Process and Assay Process according to BLACKHAWK ORE EXTRACTION PROCEDURES DEVELOPMENT (Level 2).


INTERNATIONAL GOLD CORPORATION hereby provides guarantee of the repayment of these funds together with interest accrued at the rate of 3% (three percent) per annum calculated on the average outstanding monthly balance, not in advance.

Dated at Bellingham, WA this 18th day of March, 1999.



/s/ Gary Powers
-------------------------
INTERNATIONAL GOLD CORPORATION
Gary Powers, Director



                                   Subscribed and Sworn to before Me
                                   this 18th day of March, 1999
                                   In the County of Whatcom, State of Washington
                                                                          [SEAL]
                                   /s/ Pamela Fisher
                                   -----------------
                                   Notary Public (affix Seal)

                                   Expires: 01/28/01